TRADEMARK LICENSE AGREEMENT
                                     BETWEEN
                           UNIDEN AMERICA CORPORATION
                                       AND
                            RELM WIRELESS CORPORATION
                               FOR THE MARK "ESAS"

     THIS TRADEMARK LICENSE AGREEMENT (hereinafter, the "Agreement") is entered into effective as of March 13, 2000 (hereinafter, the "Effective Date"), by and between Uniden America Corporation, a Delaware, United States, corporation, having a place of business at 4700 Amon Carter Blvd., Fort Worth, Texas 76155 U.S.A. (hereinafter, "Seller"), and RELM Wireless Corporation, a Nevada corporation, having a place of business at 7505 Technology Drive, West Melbourne, Florida 32904 U.S.A. (hereinafter, "Buyer") (hereinafter Seller and Buyer will collectively be referred to as the "Parties"). Capitalized terms used in this Agreement will have the meanings set forth in the Asset Purchase Agreement (as hereinafter defined).

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement dated March 13, 2000 (the "Asset Purchase Agreement"), and a certain Technology License Agreement of even date herewith;

     WHEREAS, in connection with these agreements, Buyer desires the certain rights to use the mark "ESAS(R)" as shown in Exhibit A (the "Marks") and Seller is willing to grant permission to do so, on the terms and conditions hereinafter provided.

     NOW, THEREFORE, and in consideration of the promises and the mutual agreements, covenants and provisions contained herein, the sufficiency of which are hereby acknowledged and confessed, the Parties agree as follows:

         1. License. Seller grants to Buyer and Buyer accepts a personal, world-wide, non-exclusive, royalty-free right to use the Marks solely in conjunction with (i) existing units of product models of Inventory Assets (as defined in the Asset Purchase Agreement) that include ESAS brand technology and
(ii) other authorized products designed or developed by Buyer that include ESAS brand technology. This License shall only apply in the field of specialized mobile radio and land mobile radio. Buyer agrees not to use the Marks in any manner, except as defined above, including, but not limited to, as any portion of a product name, and in or as a business name.

     2. NO REPRESENTATIONS OR WARRANTIES. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED REGARDING THE MARKS, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES


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REGARDING THE VALIDITY OF THE MARKS OR THE INFRINGEMENT OR NON-INFRINGEMENT OF
THE MARKS OR OF THE RIGHTS OF THIRD PARTIES. THE LICENSE IS RECEIVED BY BUYER IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS, IF ANY. THE LICENSE IS ONLY A LICENSE OF WHATEVER INTEREST, IF ANY, SELLER HAS IN THE MARKS.

     3. Enforcement. Nothing in this Agreement shall require Seller to bring suit or otherwise enforce any of the Marks. Buyer shall inform Seller promptly of any possible infringements of, or unfair competition affecting, the Marks which come to the attention of Buyer.

     4. Quality of Goods. Buyer shall use the Marks in accordance with the guidance and directions furnished to Buyer by Seller or its representatives or agents, from time to time, but always the quality of the goods shall be satisfactory to Seller or as specified by it and shall be at a level consistent with the quality maintained by Seller. Seller shall be the sole judge of whether or not Buyer has met or is meeting the standards of quality so established.

     5. Use of the Marks. Upon request, Buyer shall provide Seller with samples of all goods, literature, brochures, signs and advertising material prepared by Buyer bearing the Marks. When using the Marks under this Agreement, Buyer undertakes to comply substantially with all laws pertaining to trademarks in force at any time within the United States and within foreign jurisdictions. This provision includes compliance with marking requirements.

     6. Inspection. Buyer will permit duly authorized representatives of Seller to inspect the premises of Buyer at all reasonable times, for the purposes of ascertaining or determining compliance of use of the Marks as provided for herein.

     7. Indemnity. Seller assumes no liability to Buyer or to any third parties with respect to use by Buyer of the Marks, and Buyer shall indemnify and hold harmless Seller against any losses incurred arising from any claims of any third parties against Seller based upon Buyer's use of the Marks or upon any sale or other use of Inventory Assets, or products, made, owned or sold by Buyer that bear any of the Marks. This indemnity is in addition to the indemnity in the Asset Purchase Agreement.

     8. Ownership of the Marks. Buyer acknowledges Seller's right, title and interest in and to the Marks and any registrations that have issued or may issue thereon, and Buyer agrees that it will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Marks, Buyer shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and the Parties hereto acknowledge that any use of the Marks, including all goodwill associated therewith, shall inure to the benefit of Seller. Furthermore, Buyer will not at any time, during the term of this Agreement or afterwards, adopt or use without Seller's prior written consent, any word, mark, symbol or slogan which is likely to be similar to or confusing with the Marks.


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


     9. Partnership; Agency. The Parties specifically intend that this Agreement not constitute any agency, partnership, joint venture or similar agreement and no agency, partnership, joint venture or similar arrangement is intended.

     10. Assignments. Either party may assign its rights or obligations under this Agreement to any Affiliate (as defined in the Asset Purchase Agreement) of such party; provided, however, that the assignor must guaranty the obligations and performance of the assignee. Otherwise, neither party shall transfer or assign its rights or obligations under this Agreement. The terms and conditions of this Agreement are binding upon Buyer and Seller and their respective subsidiaries, parents, successors, permitted assigns, if any, and licensees, if applicable.

     11. Third Parties. Except as set forth or referred to herein, nothing in this Agreement is intended or shall be construed to confer upon or give to any party other than the Parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     12. Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if hand delivered with receipt acknowledged, or mailed by certified or registered mail postage prepaid, or mailed by a nationally recognized overnight delivery service addressed to the Party to be notified at its address shown above, or to such other person or at such other address as may be furnished in writing to the other Party hereto.

     13. Entire Agreement. This Agreement encompasses the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof, and shall be governed, construed and enforced exclusively in accordance with the laws of the State of Texas, notwithstanding any conflict of law principles in that jurisdiction, and the Parties agree, to the exclusive venue and jurisdiction of the United States District Court for the Northern District of Texas, Dallas Division.

     14. Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties hereto shall be construed and enforced accordingly. The Parties hereto acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

     15. Term and Termination. The term of this Agreement shall be for a period of eighteen (18) months commencing on the Effective Date. This Agreement may be terminated for any reason or no reason by Seller upon thirty (30) days written notice given by Seller to Buyer. Upon termination or expiration of this Agreement, Buyer shall immediately discontinue use of the Marks in advertising or any other promotional manner. Any remaining inventory bearing the Marks may be sold by Buyer for a period of no more than two (2) years after the date of termination or expiration of this Agreement.


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


                             SELLER:

                             UNIDEN AMERICA CORPORATION



                             By: ______________________________________________

                                 Printed Name:  _______________________________

                                 Title: _______________________________________


State of Texas         ss.
                       ss.
County of Dallas       ss.


     On this ____ day of ______________, 2000, personally appeared __________________, to me known and known to me to be _______________ of Uniden
America Corporation and acknowledged that he/she executed the foregoing Agreement on behalf of Uniden America Corporation and pursuant to authority duly received.


[SEAL]

                             --------------------------------------------------
                             Notary Public

                             BUYER:

                             RELM WIRELESS CORPORATION



                             By: ______________________________________________

                                 Printed Name:  _______________________________

                                 Title: _______________________________________

                             ss.
                             ss.
                             ss.

     On this ______ day of ______________, 2000, personally appeared ____________, to me known and known to me to be ____________________ of RELM
Wireless Corporation and acknowledged that he/she executed the foregoing Agreement on behalf of RELM Wireless Corporation and pursuant to authority duly received.

[SEAL]

                             --------------------------------------------------
                             Notary Public


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


                                    EXHIBIT A

                                    TRADEMARK

ESAS